In Malaga, on the 23 of February of 2006

                                    REUNITED

ON ONE SIDE,

Mr. Gustavo Gomez Sanchez, of age, of Spanish nationality, married, with domicile at c/ Rio Tambre, 8, Boadilla del Monte, 28669 (Madrid) and National Identity Number 14301513-K, in valid period.

AND ON THE OTHER SIDE,

Mr. Walter Herman Cornelis de Haas, of age, of Dutch nationality, married, with domicile at Carretera nacional de Cadiz N-340, Urbanizacion El Campanario
(Km-168), Villa n(0) 5, 29680 - Estepona (Malaga) and with Foreign Identification Number N.I.E. X-5198936-Q, in valid period (hereinafter, the "PROFESSIONAL").

                                    INTERVENE

The first in name and representation of TELECONNECT, INC. (previously called ITS NETWORKS INC.), American company, legally constituted under the laws of the United States of America and Registered with number P98000098356, in his role as President and CEO of this American Company (hereinafter, the "COMPANY").

It is stated and noted that the COMPANY operates in Spain through its Subsidiary TELECONNECT COMUNICACIONES, S.A., company set up with public deed issued by the following notary in Madrid, Spain, Notario de Madrid, D. Rafael Martin-Forero Lorente, on December 3, 1998, and inscribed in the Chamber of Commerce of Madrid Volume 14088, Chapter 18, Sheet M-231428, and with Fiscal ID number (C.I.F.) 82192097 (hereinafter, the "SUBSIDIARY").

The second party in his own name and right and in representation of SHAREWORKS ESPANA, S.L., company registered in the Chamber of Commerce of Malaga Volume 3.280, Chapter 2.193, Sheet 213, Section 8(a), Page MA-62.556, inscription 1, with domicile at c/ Helsinki, s/n, Palmeras del Golf M-PB-2, 29630, Benalmadena-Costa (Malaga) and with fiscal ID number (C.I.F.) B-92434760 (hereinafter, the "Contrator") in his function as sole administrator.

Hereinafter, the Company, the Professional, and the Contractor will be jointly referred to as the "PARTIES".

                                    MANIFEST

I. That the Company, the Professional and the Contractor formalized on October 29, 2004 a SERVICE CONTRACT ("MANAGEMENT AGREEMENT") which had as objective the rendering of services to the Company and its Subsidiary by the Contractor and the Professional. The Professional would occupy the position of Executive Vice President of the company and Sole Administrator of the Subsidiary and for which execution was also contracted the Contractor (hereinafter, the "CONTRACT").

II. That the Contract was established with an undefined service period, without prejudice of the rights of the Parties to cancel the agreement by mutual consent or to cancel the contract unilaterally based on any specific point in the Fourth Clause of said Contract.

III. That, by this document, the Parties, mutually and reciprocally recognize their sufficient legal capacity, by their free and spontaneous will, by mutual agreement and in with respect to the Contract, DECLARE THEIR MANIFESTED AND UNCONTESTABLE WILL to terminate and conclude as resolved the Contract effective as of today's date, and to this effect the Parties:

                                      AGREE

FIRST.-

The Parties DECLARE THEIR MANIFESTED AND UNCONTESTABLE WILL to terminate and conclude as resolved the Contract effective as of today's date, February 23, 2006 and to this effect AGREE TO TERMINATE AND CONCLUDE the Contract effective as of today's date , February 23, 2006.

SECOND.-

The Parties agree that the termination of the Contract implies the cancellation of the obligations that correspond to each Party in accordance with that agreed in said Contract.

THIRD.-

The Parties recognize that there is no need of advanced notice and agree that any action or obligation with respect to this point has been satisfied. Similarly, neither Party is entitled to any indemnity or compensation as a consequence of the extinction of the Contract, nor does there exist any right, condition, or advantage that could be maintained after the said extinction of the Contract.

FOURTH.-

The Professional declares that he has received from the Company, simultaneously with the signing of this agreement, three promissory notes dated March 1, 2006, March 15, 2006, and March 31, 2006 equivalent to a value of FIFTEEN THOUSAND (15.000) Euros each under the concept of back pay due to himself or to the Contractor and as compensation for the repurchase of shares of the Company of which he himself and/or the Contractor have title to. The Parties agree that these promissory notes cancel any type of economic or monetary obligation that the Company could have or owe the Contractor or the Professional, the latter and the former not having the possibility to claim any type of economic compensation from the Company.

FIFTH.-

The Contractor and the Professional commit to not compete with the Company, its Subsidiary, or other associated subsidiaries or companies in the geographic area of Spain and Portugal, be it direct or indirect competition or rendering services to companies or entities whose activity could be considered to be competitive to the Company, its Subsidiary, or other associated subsidiaries or companies; including the approaching clients of the Company and its Subsidiary with the intent to deviate business. This commitment is agreed by the Contractor and the Professional for a period of two years from the date of this signed agreement.

A breach of this obligation by the Professional and/or the Contractor will entitle the Company to and indemnity of 100,000 Euros paid by the Professional and/or the Contractor without excluding the indemnity the Company could claim for loss of business or other damage experienced by those actions.

SIXTH.-

The Contractor and the Professional commit to not reveal to any person or entity, even after the termination of the Contract, any information referring to the business, clients, operations, installations, accounts, of finances, processes, methods, transactions, know-how or any other aspect related to the activities of the Company, its Subsidiary, other subsidiaries, or any associated company, that the Contractor or Professional could now or has had knowledge of due to the services rendered to the Company, its Subsidiary, other subsidiaries or other associated companies, and will act with extreme diligence to avoid the publication or revelation of any confidential information related to this subject matter.

SEVENTH.-

Both Parties agree to present this agreement before a Notary within the next two-week period.

EIGHT.-

The Company commits to not present any economic claim to the professional in relation to the said Contract without including the possible legal responsibilities that could correspond to the professional in the process of the execution of his services as Sole Administrator of the Subsidiary; to which the Company cannot renounce by imposition of law.

AS PROOF OF CONFORMITY with all that precedes, the Parties sign this document, three copies with one sole effect, at the place and date indicated at the top of the first page.

TELECONNECT INC.

/s/ D. GUSTAVO GOMEZ SANCHEZ               /s/ D. WALTER HERMAN CORNELIS DE HAAS
----------------------------------         -------------------------------------
D. GUSTAVO GOMEZ SANCHEZ                   D. WALTER HERMAN CORNELIS DE HAAS


SHAREWORKS ESPANA, S.L.

/s/ D. WALTER HERMAN CORNELIS DE HAAS
-------------------------------------
D. WALTER HERMAN CORNELIS DE HAAS